                                                                       EXHIBIT 1



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF LC ACQUISITION CORP.
                            A CALIFORNIA CORPORATION

               The undersigned Floyd W. Kephart and Gary Horowitz hereby certify that:

               ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

               TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

               The name of this corporation is LC Acquisition Corp.

                                   ARTICLE II

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

               The name and address in the State of California of this corporation's initial agent for service of process are:

                   Michael V. Bales, Esq.
                   c/o Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100
                   Los Angeles, CA  90067

                                   ARTICLE IV

        A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the corporation is authorized to issue is Twenty Million (20,000,000) shares. Ten Million (10,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

        B. Rights Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Exchangeable Preferred Stock, which Series shall consist of Two Million (2,000,000) shares, are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional Series of Preferred Stock, and the number of shares constituting any such Series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or

Series thereof in Certificates of Determination or the corporation's Articles of Incorporation ("PROTECTIVE PROVISIONS"), but notwithstanding any other rights of the Preferred Stock or any Series thereof, the rights, privileges, preferences and restrictions of any such additional Series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or Series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any Series, prior or subsequent to the issue of that Series, but not below the number of shares of such Series then outstanding. In case the number of shares of any Series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such Series.

               1. Dividend Rights. Commencing one hundred eighty (180) days after the date of issuance of the Series A Exchangeable Preferred Stock and subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series A Exchangeable Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, cumulative dividends at an annual rate of $0.60 per share per annum. Such dividends shall be payable solely in Series A Exchangeable Preferred Stock of the corporation valued for this purpose at $6.00 per share. The Board of Directors shall not pay any dividend (other than those payable solely in the Common Stock of the corporation) to the holders of the Common Stock during any fiscal year of the corporation until it has paid all cumulative but unpaid dividends to the holders of the Series A Exchangeable Preferred Stock.

               2. Liquidation Preference.

                      (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of Series of Preferred Stock that may from time to time come into existence, the holders of Series A Exchangeable Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $6.00 for each outstanding share of Series A Exchangeable Preferred Stock (the "ORIGINAL SERIES A ISSUE PRICE") plus all cumulative but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Exchangeable Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of Series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Exchangeable Preferred Stock in proportion to the amount of such stock owned by each such holder.

                      (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to Series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the remaining assets of this corporation shall be distributed to the holders of the Common Stock.

                      (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                          (ii) In any of such events, if the consideration
received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A) Securities not subject to investment
letter or other similar restrictions on free marketability:

                                            (1) If traded on a securities
exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                            (2) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                            (3) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Exchangeable Preferred Stock.

                                    (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Exchangeable Preferred Stock.

                          (iii) In the event the requirements of this Section
2(c) are not complied with, this corporation shall forthwith either:

                                    (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                    (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series A Exchangeable Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iv) hereof.

                          (iv) The corporation shall give each holder of record
of Series A Exchangeable Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the shareholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Exchangeable Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               3. Redemption. Subject to the provisions of the California General Corporation Law and to any other applicable restrictions on the right of a corporation to redeem its own shares, all shares of Series A Exchangeable Preferred Stock shall be redeemed within thirty (30) days of the acquisition by the corporation of shares of capital stock ("ACQUIRED SHARES") of a corporation organized under the laws of a state of the United States in a transaction that meets the following criteria:

                      (a) The Acquired Shares shall be fully paid and nonassessable shares of a class of equity securities that is registered under
Section 12 of the Securities Exchange Act of 1934, as amended, and is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market Systems;

                      (b) The issuers of the Acquired Shares shall have shareholders' equity of at least $25 million according to its most recent balance sheet filed with the Securities and Exchange Commission;

                      (c) The net book value of the Acquired Shares shall be at least $8.00 per share according to the most recent balance sheet filed with the Securities and Exchange Commission; and

                      (d) The number of Acquired Shares shall equal or exceed the number of shares of Series A Exchangeable Preferred Stock then outstanding.

               Upon redemption the corporation shall pay for each share redeemed one share of the Acquired Shares (the "REDEMPTION PRICE").

               Less than all of the Series A Exchangeable Preferred Stock at any time outstanding may not be redeemed.

               At least ten (10) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Exchangeable Preferred Stock as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such shareholder at the address of that holder appearing on the books of the corporation or given by that holder to the corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall state the date fixed for redemption and the Redemption Price and shall call upon that holder to surrender to the corporation on the date fixed and at the place designated in the notice the holder's certificate or certificates representing shares of Series A Exchangeable Preferred Stock. On or after the date fixed for redemption and stated in that notice, each holder of shares of Series A Exchangeable Preferred Stock shall surrender the certificate evidencing the shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive the Redemption Price. If the notice of redemption shall have been duly given and if on the date fixed for redemption the Acquired Shares necessary for the redemption shall be available to pay the Redemption Price, then, notwithstanding that the certificates evidencing any shares of Series A Exchangeable Preferred Stock shall not have been surrendered, dividends with respect to the Series A Exchangeable Preferred Stock shall cease to accrue after the date fixed for redemption and all rights with respect to shares of Series A Exchangeable Preferred Stock shall after that date cease and determine, except only the right of the holders to receive the Redemption Price upon surrender of those certificates.

               4. Voting Rights. The holder of each share of Series A Exchangeable Preferred Stock shall have the right to one vote and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

               5. Protective Provisions. Subject to the rights of Series of Preferred Stock which may from time to time come into existence, so long as one million (1,000,000) shares of Series A Exchangeable Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Exchangeable Preferred Stock;

                      (a) alter or change the rights, preferences or privileges of the shares of Series A Exchangeable Preferred Stock so as to materially and adversely affect such shares;

                      (b) authorize, create or issue a senior or pari passu class of Preferred Stock;

                      (c) amend this corporation's Articles of Incorporation or Bylaws so as to materially and adversely affect the shares of Series A Exchangeable Preferred Stock; or

                      (d) redeem or repurchase Common Stock of this corporation.

               6. Status of Redeemed Stock. In the event any shares of Series A Exchangeable Preferred Stock shall be redeemed pursuant to Section 3 hereof, the shares so redeemed shall be cancelled and shall not be issuable by the corporation. The Articles of

Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

        C. Common Stock.

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

               3. Redemption. The Common Stock is not redeemable.

               4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

        A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                      * * *

               THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

               FOUR:  No shares have been issued.

               We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Date:      10/3/01
       ---------------


                                            /s/ FLOYD W. KEPHART
                                            ------------------------------------
                                            Floyd W. Kephart, President


                                            /s/ GARY HOROWITZ
                                            ------------------------------------
                                            Gary Horowitz, Secretary



                                                                          [SEAL]